Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Joe Cohen (Media Contact):	(212) 715-3524;	joseph.cohen@axiscapital.com

AXIS CAPITAL REPORTS SECOND QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $251 MILLION, or $3.38 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $211 MILLION, or $2.84 PER DILUTED COMMON SHARE

For the second quarter of 2026, the Company reports:
•Annualized return on average common equity ("ROACE") of 17.0% and annualized operating ROACE of 14.3%
•Combined ratio of 93.1%, producing underwriting income of $143 million
•Book value per diluted common share of $80.67

For the six months ended June 30, 2026, the Company reports:
•Net income available to common shareholders of $498 million, or $6.67 per diluted common share and operating income of $468 million, or $6.26 per diluted common share
•Annualized return on average common equity ("ROACE") of 16.9% and annualized operating ROACE of 15.9%
•Combined ratio of 91.5%, producing underwriting income of $330 million
•Book value per diluted common share of $80.67, an increase of $3.47, or 4.5%, compared to December 31, 2025, and an increase of $10.33, or 14.7% compared to June 30, 2025

Pembroke, Bermuda, July 28, 2026 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the second quarter ended June 30, 2026.

Commenting on the second quarter 2026 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"AXIS continued to generate consistent, profitable growth in the second quarter, amidst an evolving risk landscape impacted by the Middle East conflict and further transitioning market conditions. Our results were highlighted by 14.3% annualized operating return-on-equity, 15% year-over-year increase in book value per diluted common share, and gross premiums written of $2.7 billion, up by 6% over the prior year.

"Our insurance business performed strongly with $2.2 billion in premiums and a 90.0% combined ratio and an 84.5% current accident year ex-cat combined ratio. This was propelled by our expanded classes and contributions from our AXIS Capacity Solutions capability. Within reinsurance, we maintained a disciplined stance, with more than half of our production coming from targeted short-tail lines, complementing our broader underwriting strategy.

"In the third quarter, AXIS will celebrate its 25th anniversary. Our company was founded in the aftermath of September 11 to address an urgent need for tailored insurance solutions. Since then, that need has only intensified, reinforcing the critical role specialists play in helping clients navigate an increasingly dynamic risk environment."

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Second Quarter and Year-to-date Consolidated Results*1

•Net income available to common shareholders for the second quarter of 2026 was $251 million, an increase of $35 million, or 16%, compared to the second quarter of 2025.
•Net income available to common shareholders year-to-date was $498 million, an increase of $96 million, or 24%, compared to the six months ended June 30, 2025.
•Operating income(2) for the second quarter of 2026 was $211 million, a decrease of $51 million, or 19%, compared to the second quarter of 2025.
•Operating income year-to-date was $468 million, a decrease of $56 million, or 11%, compared to the six months ended June 30, 2025.
•Underwriting income(3) for the second quarter of 2026 was $143 million, a decrease of $46 million, or 24%, compared to the second quarter of 2025.
•Underwriting income year-to-date was $330 million, a decrease of $22 million, or 6%, compared to the six months ended June 30, 2025.
•Fees related to arrangements with strategic capital partners for the second quarter of 2026 were $22 million, compared to $20 million for the second quarter of 2025. Fees year-to-date were $44 million, compared to $37 million for the six months ended June 30, 2025.
•Book yield of fixed maturities was 4.8% at June 30, 2026, compared to 4.6% at June 30, 2025. The market yield was 5.1% at June 30, 2026.
•Effective tax rate for the second quarter of 2026 was 19.2%, compared to 20.1% for the second quarter of 2025, principally due to pre-tax income in our Bermuda, U.K., U.S., and European operations.
•Reorganization expenses for the second quarter of 2026 were $6 million, primarily related to the continued implementation of initiatives undertaken to streamline our operations, initiated in the first quarter of 2026.
•Reorganization expenses year-to-date were $29 million, primarily related to initiatives undertaken to streamline our operations, including actions taken to optimize our reinsurance platform and costs associated with transitions in executive leadership.
•Total capital returned to common shareholders was $122 million, including common share repurchases of $89 million pursuant to our Board-authorized share repurchase program, and common share dividends of $33 million in the quarter.
•Book value per diluted common share was $80.67 at June 30, 2026, an increase of $2.48, or 3.2%, compared to March 31, 2026.
•Book value per diluted common share increased by $10.33, or 14.7%, over the past twelve months, driven by net income, partially offset by common share repurchases, common share dividends of $1.76 per share and net unrealized investment losses.

Footnotes referred to above
* Amounts may not reconcile due to rounding differences.
1 All comparisons are with the same period of the prior year, unless otherwise stated.
2 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
3 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is provided later in this press release.

Footnotes referred to on page 3
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
5 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measure, net losses and loss expenses ratio and combined ratio, together with a discussion of the rationale for the presentation of these items, are provided later in this press release.
6 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures, together with a discussion of the rationale for the presentation of these items, are provided later in this press release. Variances that are unchanged on a constant currency basis are omitted from the narrative.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Second Quarter Consolidated Underwriting Highlights

	Three months ended June 30,				Six months ended June 30,
KEY RATIOS	2026	2025	Change		2026	2025	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(4) (5)	57.1%	56.4%	0.7	pts	56.8%	56.3%	0.5	pts
Catastrophe and weather-related losses ratio(5)	5.3%	2.6%	2.7	pts	4.3%	3.2%	1.1	pts
Current accident year loss ratio(5)	62.4%	59.0%	3.4	pts	61.1%	59.5%	1.6	pts
Prior year reserve development ratio	(1.0%)	(1.5%)	0.5	pts	(1.1%)	(1.4%)	0.3	pts
Net losses and loss expenses ratio	61.4%	57.5%	3.9	pts	60.0%	58.1%	1.9	pts
Acquisition cost ratio	20.8%	19.8%	1.0	pts	20.7%	19.8%	0.9	pts
General and administrative expense ratio	10.9%	11.6%	(0.7	pts)	10.8%	11.6%	(0.8	pts)
Combined ratio	93.1%	88.9%	4.2	pts	91.5%	89.5%	2.0	pts

Current accident year combined ratio(5)	94.1%	90.4%	3.7	pts	92.6%	90.9%	1.7	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses(5)	88.8%	87.8%	1.0	pts	88.3%	87.7%	0.6	pts

Three months ended June 30, 2026
•Gross premiums written increased by $152 million, or 6%, to $2.7 billion with an increase of $296 million, or 15% in the insurance segment, partially offset by a decrease of $144 million, or 25% in the reinsurance segment.
•Net premiums written decreased by $30 million, or 2%, to $1.6 billion with a decrease of $110 million, or 32% in the reinsurance segment, partially offset by an increase of $81 million, or 6% in the insurance segment.
•Pre-tax, catastrophe and weather-related losses, net of reinsurance, were $80 million ($63 million after-tax) (Insurance: $78 million; Reinsurance: $3 million), or 5.3 points, including natural catastrophe losses of $49 million or 3.2 points. The remaining losses of $31 million or 2.1 points were attributable to the Middle East conflict.
•Net favorable prior year reserve development was $15 million (Insurance: $12 million; Reinsurance: $3 million), compared to $20 million in 2025.

Six months ended June 30, 2026
•Gross premiums written increased by $455 million, or 9% ($385 million, or 7%, on a constant currency basis(6)), to $5.8 billion with an increase of $624 million, or 17% in the insurance segment, partially offset by a decrease of $169 million, or 10% in the reinsurance segment.
•Net premiums written increased by $127 million, or 4% ($63 million, or 2%, on a constant currency basis), to $3.5 billion with an increase of $329 million, or 14% in the insurance segment, partially offset by a decrease of $202 million, or 19% in the reinsurance segment.
•Pre-tax, catastrophe and weather-related losses, net of reinsurance, were $128 million ($102 million after-tax), or 4.3 points, including natural catastrophe losses of $82 million or 2.8 points, primarily attributable to U.S. winter storms and other weather-related events. The remaining losses of $46 million or 1.5 points were attributable to the Middle East conflict.
•Net favorable prior year reserve development was $33 million (Insurance: $27 million; Reinsurance: $6 million), compared to $38 million in 2025.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2026	2025	Change		2026	2025	Change
Gross premiums written	$2,228,147	$1,932,435	15.3%		$4,211,888	$3,588,337	17.4%
Net premiums written	1,371,309	1,290,510	6.3%		2,664,385	2,335,090	14.1%
Net premiums earned	1,187,160	1,032,961	14.9%		2,328,915	2,043,047	14.0%
Underwriting income	119,362	151,639	(21.3%)		276,718	286,180	(3.3%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	54.0%	52.3%	1.7	pts	53.6%	52.3%	1.3	pts
Catastrophe and weather-related losses ratio	6.5%	3.6%	2.9	pts	5.4%	4.1%	1.3	pts
Current accident year loss ratio	60.5%	55.9%	4.6	pts	59.0%	56.4%	2.6	pts
Prior year reserve development ratio	(1.0%)	(1.5%)	0.5	pts	(1.1%)	(1.4%)	0.3	pts
Net losses and loss expenses ratio	59.5%	54.4%	5.1	pts	57.9%	55.0%	2.9	pts
Acquisition cost ratio	20.1%	18.9%	1.2	pts	19.9%	19.0%	0.9	pts
Underwriting-related general and administrative expense ratio	10.4%	12.0%	(1.6	pts)	10.3%	12.0%	(1.7	pts)
Combined ratio	90.0%	85.3%	4.7	pts	88.1%	86.0%	2.1	pts

Current accident year combined ratio	91.0%	86.8%	4.2	pts	89.2%	87.4%	1.8	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.5%	83.2%	1.3	pts	83.8%	83.3%	0.5	pts

Three months ended June 30, 2026
•Gross premiums written increased by $296 million, or 15%, attributable to all lines of business with the exception of cyber lines. Our AXIS Capacity Solutions ("ACS") capability contributed $165 million, or 8% of the increase in gross premiums written in the quarter.
•Net premiums written increased by $80 million, or 6%, reflecting the increase in gross premiums written in the quarter, partially offset by an increased cession rate in property lines. Changes in cessions impacted the ceded ratio in the quarter. This ratio has normalized year-to-date.
•The current accident year loss ratio, excluding catastrophe and weather-related losses increased by 1.7 points, principally due to an acceleration in property market softening and the recognition of increasingly competitive conditions in casualty lines.
•The acquisition cost ratio increased by 1.2 points, primarily related to changes in business mix attributable to accident and health, credit and political risk, property, and professional lines.
•The underwriting-related general and administrative expense ratio decreased by 1.6 points, mainly driven by an increase in net premiums earned.

Six months ended June 30, 2026
•Gross premiums written increased by $624 million, or 17%, attributable to all lines of business with the exception of cyber lines. Our ACS capability contributed $338 million, or 9% of the increase in gross premiums written year-to-date.
•Net premiums written increased by $329 million, or 14% ($306 million, or 13%, on a constant currency basis), reflecting the increase in gross premiums written in the year, together with decreased cession rates in liability, and accident and health lines, partially offset by an increased cession rate in property lines.
•The underwriting-related general and administrative expense ratio decreased by 1.7 points, mainly driven by an increase in net premiums earned.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2026	2025	Change		2026	2025	Change
Gross premiums written	$439,484	$583,536	(24.7%)		$1,553,709	$1,722,285	(9.8%)
Net premiums written	234,489	344,924	(32.0%)		848,448	1,050,383	(19.2%)
Net premiums earned	331,824	360,470	(7.9%)		670,536	691,204	(3.0%)
Underwriting income	23,564	37,562	(37.3%)		53,571	66,476	(19.4%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	68.3%	67.9%	0.4	pts	68.0%	68.2%	(0.2	pts)
Catastrophe and weather-related losses ratio	0.8%	0.1%	0.7	pts	0.4%	0.2%	0.2	pts
Current accident year loss ratio	69.1%	68.0%	1.1	pts	68.4%	68.4%	—	pts
Prior year reserve development ratio	(0.9%)	(1.4%)	0.5	pts	(0.9%)	(1.3%)	0.4	pts
Net losses and loss expenses ratio	68.2%	66.6%	1.6	pts	67.5%	67.1%	0.4	pts
Acquisition cost ratio	23.3%	22.5%	0.8	pts	23.6%	21.9%	1.7	pts
Underwriting-related general and administrative expense ratio	3.0%	2.9%	0.1	pts	2.5%	3.1%	(0.6	pts)
Combined ratio	94.5%	92.0%	2.5	pts	93.6%	92.1%	1.5	pts

Current accident year combined ratio	95.4%	93.4%	2.0	pts	94.5%	93.4%	1.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	94.6%	93.3%	1.3	pts	94.1%	93.2%	0.9	pts

Three months ended June 30, 2026
•Gross premiums written decreased by $144 million, or 25%, primarily attributable to non-renewals and decreased line sizes in casualty lines.
•Net premiums written decreased by $110 million, or 32%, reflecting the decrease in gross premiums written in the quarter, together with increased cession rates in professional lines and liability lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses increased by 0.4 points, principally due to elevated loss experience associated with employer stop loss business in accident and health lines.
•The acquisition cost ratio increased by 0.8 points, primarily related to changes in business mix toward credit and surety lines, which are associated with a relatively higher acquisition cost ratio.

Six months ended June 30, 2026
•Gross premiums written decreased by $169 million, or 10% ($210 million, or 12%, on a constant currency basis), primarily attributable to non-renewals and decreased line sizes in casualty lines, partially offset by increased line sizes and new business in credit and surety lines.
•Net premiums written decreased by $202 million, or 19% ($243 million, or 23%, on a constant currency basis), reflecting the decrease in gross premiums written in the year, together with increased cession rates in professional lines, liability and motor lines.
•The acquisition cost ratio increased by 1.7 points, primarily related to changes in business mix toward credit and surety lines, which are associated with a relatively higher acquisition cost ratio.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Investments

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2026	2025	2026	2025
Net investment income	$181,594	$187,297	$366,333	$395,009
Net investment gains (losses)	46,735	43,468	19,514	13,462
Change in net unrealized gains (losses) on fixed maturities, pre-tax(7)	(8,309)	142,257	(167,552)	277,817
Interest in income of equity method investments	3,308	(705)	5,738	1,586
Total	$223,328	$372,317	$224,033	$687,874

Average cash and investments(8)	$17,541,960	$16,520,011	$17,462,178	$17,191,155

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	1.3%	2.3%	1.3%	4.0%
Excluding investment related foreign exchange movements(9)	1.3%	1.7%	1.4%	3.2%

•Net investment income decreased by $6 million, or 3%, compared to the second quarter of 2025, primarily attributable to lower income from other investments and lower income from cash following the loss portfolio transfer reinsurance agreement completed with Enstar in the second quarter of 2025, partially offset by higher income from fixed maturities attributable to an increase in average fixed maturity assets and an increase in yields on the portfolio.

•Net investment gains (losses) recognized in net income (loss) for the quarter was primarily related to net unrealized gains on equity securities.

•Change in net unrealized gains (losses) on fixed maturities, pre-tax of $(8) million ($(7) million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter was due to a decrease in the market value of our fixed maturities portfolio, compared to change in net unrealized gains (losses), pre-tax of $142 million ($86 million excluding foreign exchange movements) recognized during the second quarter of 2025.

•Book yield of fixed maturities was 4.8% at June 30, 2026, compared to 4.6% at June 30, 2025. The market yield was 5.1% at June 30, 2026.

7 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
8 The average cash and investments balance is the average of the monthly fair value balances.
9 Pre-tax, total return on average cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(3) million and $97 million for the three months ended June 30, 2026 and 2025, respectively and foreign exchange (losses) gains of $(26) million and $144 million for the six months ended June 30, 2026 and 2025, respectively.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Conference Call

We will host our second quarter earnings conference call on Wednesday, July 29, 2026 at 8:30 a.m. (ET). The earnings conference call can be accessed by dialing 1-877-883-0383 (U.S. callers), 1-866-605-3850 (Canada callers), or 1-412-902-6506 (international callers), and entering the passcode 1050848. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay will be available for one week by dialing 1-855-669-9658 (U.S. and Canada callers), or 1-412-317-0088 (international callers), and entering the passcode 5224605. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended June 30, 2026 is available in the Investor Information section of our website.

About AXIS Capital

AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $6.5 billion at June 30, 2026, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

	2026	2025

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$13,828,314	$13,018,027
Fixed maturities, held to maturity, at amortized cost	407,024	397,430
Equity securities, at fair value	748,532	707,569
Mortgage loans, held for investment, at fair value	335,537	356,840
Other investments, at fair value	1,062,933	1,027,798
Equity method investments	203,661	227,181
Short-term investments, at fair value	2,828	20,298
Total investments	16,588,829	15,755,143
Cash and cash equivalents	780,002	820,252
Restricted cash and cash equivalents	443,056	500,933
Accrued interest receivable	124,281	116,252
Insurance and reinsurance premium balances receivable	4,011,370	3,244,661
Reinsurance recoverable on unpaid losses and loss expenses	8,949,022	8,951,763
Reinsurance recoverable on paid losses and loss expenses	626,691	673,765
Deferred acquisition costs	946,416	801,778
Prepaid reinsurance premiums	2,610,988	2,139,294
Receivable for investments sold	4,796	12,806
Goodwill	66,498	66,498
Intangible assets	161,258	166,050
Operating lease right-of-use assets	92,801	93,900
Loan advances made	316,342	231,542
Other assets	900,128	887,289
Total assets	$36,622,478	$34,461,926

Liabilities
Reserve for losses and loss expenses	$18,613,412	$18,122,256
Unearned premiums	6,807,320	5,825,698
Insurance and reinsurance balances payable	2,410,199	1,882,021
Debt	1,317,502	1,316,710
Federal Home Loan Bank advances	61,130	66,380
Payable for investments purchased	189,180	36,982
Operating lease liabilities	108,326	110,095
Other liabilities	612,199	745,349
Total liabilities	30,119,268	28,105,491

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,399,137	2,405,792
Accumulated other comprehensive income (loss)	(107,803)	28,431
Retained earnings	8,613,341	8,181,699
Treasury shares, at cost	(4,953,671)	(4,811,693)
Total shareholders' equity	6,503,210	6,356,435

Total liabilities and shareholders' equity	$36,622,478	$34,461,926

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

	Three months ended		Six months ended
	2026	2025	2026	2025

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,518,984	$1,393,431	$2,999,451	$2,734,251
Net investment income	181,594	187,297	366,333	395,009
Net investment gains	46,735	43,468	19,514	13,462
Other insurance related income	5,601	8,662	11,249	12,240
Total revenues	1,752,914	1,632,858	3,396,547	3,154,962

Expenses
Net losses and loss expenses	933,130	801,754	1,800,412	1,587,679
Acquisition costs	316,268	275,897	620,524	540,477
General and administrative expenses	164,889	161,078	323,046	320,241
Foreign exchange losses (gains)	(2,344)	94,885	(38,539)	151,920
Interest expense and financing costs	16,838	16,586	33,265	33,158
Reorganization expenses	5,546	—	28,715	—
Amortization of intangible assets	2,396	2,396	4,792	5,125
Total expenses	1,436,723	1,352,596	2,772,215	2,638,600

Income before income taxes and interest in income (loss) of equity method investments	316,191	280,262	624,332	516,362
Income tax expense	(61,404)	(56,199)	(117,211)	(100,521)
Interest in income (loss) of equity method investments	3,308	(705)	5,738	1,586
Net income	258,095	223,358	512,859	417,427
Preferred share dividends	7,563	7,563	15,125	15,125
Net income available to common shareholders	$250,532	$215,795	$497,734	$402,302

Per share data
Earnings per common share:
Earnings per common share	$3.41	$2.75	$6.74	$5.04
Earnings per diluted common share	$3.38	$2.72	$6.67	$4.98
Weighted average common shares outstanding	73,549	78,378	73,821	79,757
Weighted average diluted common shares outstanding	74,203	79,329	74,677	80,845
Cash dividends declared per common share	$0.44	$0.44	$0.88	$0.88

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND 2025

	2026			2025
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$2,228,147	$439,484	$2,667,631	$1,932,435	$583,536	$2,515,971
Net premiums written	1,371,309	234,489	1,605,798	1,290,510	344,924	1,635,434
Net premiums earned	1,187,160	331,824	1,518,984	1,032,961	360,470	1,393,431
Other insurance related income	266	5,334	5,601	6	8,656	8,662
Current accident year net losses and loss expenses	(718,734)	(229,232)	(947,966)	(576,986)	(244,997)	(821,983)
Net favorable prior year reserve development	11,852	2,984	14,836	15,216	5,013	20,229
Acquisition costs	(238,823)	(77,445)	(316,268)	(194,912)	(80,985)	(275,897)
Underwriting-related general and
administrative expenses(10)	(122,359)	(9,901)	(132,260)	(124,646)	(10,595)	(135,241)
Underwriting income	$119,362	$23,564	142,927	$151,639	$37,562	189,201

Net investment income			181,594			187,297
Net investment gains			46,735			43,468
Corporate expenses(10)			(32,629)			(25,837)
Foreign exchange (losses) gains			2,344			(94,885)
Interest expense and financing costs			(16,838)			(16,586)
Reorganization expenses			(5,546)			—
Amortization of intangible assets			(2,396)			(2,396)
Income before income taxes and interest in income (loss) of equity method investments			316,191			280,262
Income tax expense			(61,404)			(56,199)
Interest in income (loss) of equity method investments			3,308			(705)
Net income			258,095			223,358
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$250,532			$215,795

Current accident year loss ratio	60.5%	69.1%	62.4%	55.9%	68.0%	59.0%
Prior year reserve development ratio	(1.0%)	(0.9%)	(1.0%)	(1.5%)	(1.4%)	(1.5%)
Net losses and loss expenses ratio	59.5%	68.2%	61.4%	54.4%	66.6%	57.5%
Acquisition cost ratio	20.1%	23.3%	20.8%	18.9%	22.5%	19.8%
Underwriting-related general and administrative expense ratio	10.4%	3.0%	8.8%	12.0%	2.9%	9.7%
Corporate expense ratio			2.1%			1.9%
Combined ratio	90.0%	94.5%	93.1%	85.3%	92.0%	88.9%

10 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $33 million and $26 million for the three months ended June 30, 2026 and 2025, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

	2026			2025
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$4,211,888	$1,553,709	$5,765,597	$3,588,337	$1,722,285	$5,310,622
Net premiums written	2,664,385	848,448	3,512,833	2,335,090	1,050,383	3,385,473
Net premiums earned	2,328,915	670,536	2,999,451	2,043,047	691,204	2,734,251
Other insurance related income	637	10,612	11,249	162	12,078	12,240
Current accident year net losses and loss expenses	(1,374,780)	(458,531)	(1,833,311)	(1,153,052)	(472,793)	(1,625,845)
Net favorable prior year reserve development	26,911	5,988	32,899	29,194	8,972	38,166
Acquisition costs	(462,592)	(157,932)	(620,524)	(388,933)	(151,544)	(540,477)
Underwriting-related general and
administrative expenses(11)	(242,373)	(17,102)	(259,475)	(244,238)	(21,441)	(265,679)
Underwriting income	$276,718	$53,571	330,289	$286,180	$66,476	352,656

Net investment income			366,333			395,009
Net investment gains			19,514			13,462
Corporate expenses(11)			(63,571)			(54,562)
Foreign exchange (losses) gains			38,539			(151,920)
Interest expense and financing costs			(33,265)			(33,158)
Reorganization expenses			(28,715)			—
Amortization of intangible assets			(4,792)			(5,125)
Income before income taxes and interest in income of equity method investments			624,332			516,362
Income tax expense			(117,211)			(100,521)
Interest in income of equity method investments			5,738			1,586
Net Income			512,859			417,427
Preferred share dividends			15,125			15,125
Net income available to common shareholders			$497,734			$402,302

Current accident year loss ratio	59.0%	68.4%	61.1%	56.4%	68.4%	59.5%
Prior year reserve development ratio	(1.1)%	(0.9)%	(1.1)%	(1.4)%	(1.3)%	(1.4)%
Net losses and loss expenses ratio	57.9%	67.5%	60.0%	55.0%	67.1%	58.1%
Acquisition cost ratio	19.9%	23.6%	20.7%	19.0%	21.9%	19.8%
Underwriting-related general and administrative expense ratio	10.3%	2.5%	8.7%	12.0%	3.1%	9.6%
Corporate expense ratio			2.1%			2.0%
Combined ratio	88.1%	93.6%	91.5%	86.0%	92.1%	89.5%

11Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $64 million and $55 million for the six months ended June 30, 2026 and 2025, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

	Three months ended		Six months ended
	2026	2025	2026	2025
	(in thousands, except per share amounts)

Net income available to common shareholders	$250,532	$215,795	$497,734	$402,302
Net investment gains	(46,735)	(43,468)	(19,514)	(13,462)
Foreign exchange losses (gains)	(2,344)	94,885	(38,539)	151,920
Reorganization expenses	5,546	—	28,715	—
Interest in income (loss) of equity method investments	(3,308)	705	(5,738)	(1,586)
Bermuda net deferred tax asset(12)	—	3,384	—	3,384
Income tax expense (benefit) (13)	6,958	(9,997)	4,878	(19,440)
Operating income	$210,649	$261,304	$467,536	$523,118

Earnings per diluted common share	$3.38	$2.72	$6.67	$4.98
Net investment gains	(0.63)	(0.55)	(0.26)	(0.17)
Foreign exchange losses (gains)	(0.03)	1.20	(0.52)	1.88
Reorganization expenses	0.07	—	0.38	—
Interest in income (loss) of equity method investments	(0.04)	0.01	(0.08)	(0.02)
Bermuda net deferred tax asset	—	0.04	—	0.04
Income tax expense (benefit)	0.09	(0.13)	0.07	(0.24)
Operating income per diluted common share	$2.84	$3.29	$6.26	$6.47

Weighted average diluted common shares outstanding	74,203	79,329	74,677	80,845

Average common shareholders' equity	$5,891,923	$5,488,599	$5,879,823	$5,581,889

Annualized return on average common equity	17.0%	15.7%	16.9%	14.4%

Annualized operating return on average common equity(14)	14.3%	19.0%	15.9%	18.7%

12 Bermuda deferred tax expense in 2025 is due to the amortization of the Bermuda net deferred tax asset related to Bermuda corporate income tax.
13Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements, other than statements of historical fact included in or incorporated by reference in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "continue", "intend" or similar statements of a future or forward-looking nature or their negative or similar terminology.

Forward-looking statements made in this press release, such as those related to our performance, pricing, growth prospects, fee income, the outcome of our strategic initiatives, our expectations relating to our ability to successfully implement and manage technology initiatives – including artificial intelligence, our expectations about the current trade and geopolitical environment on our business, economic and market conditions, and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation:

Insurance Risk: the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; the frequency and severity of natural and man-made disasters; the effects of emerging claims, systemic risks, and coverage and regulatory issues; reserve adequacy; losses relating to geopolitical conflicts; the adverse impact of economic and social inflation; failure of our loss limitation methods; failure of our cedants to adequately evaluate risk; and our reliance on industry models.

Strategic Risk: industry competition and consolidation; failure to keep the pace or manage technology developments, including artificial intelligence; general economic, capital, and credit market conditions, including market illiquidity, fluctuations in interest rates, credit spreads, equity securities' prices, foreign currency exchange rates, and evolving impacts of tariffs, sanctions, and international trade tensions; our ability to increase the use of data and analytics, and technology as part of our business strategy and adapt to new technologies; changes in the political environment of certain countries where we operate or underwrite business; loss of business provided to us by major brokers; rating agency actions; key personnel changes; potential strategic opportunities including acquisitions and our ability to achieve them; evolving expectations regarding environmental, social, and governance matters; and the effect of contagious diseases on our business.

Credit and Market Risk: reinsurance availability and recoverability; premium collection risks; and counterparty defaults in our program business.

Liquidity Risk: the inability to access sufficient cash to meet our obligations when they are due.

Operational Risk: technology and cybersecurity challenges; failures in internal or outsourced operational processes, people, or systems; and changes in accounting policies or practices.

Regulatory Risk: changes in laws and regulations and potential government intervention in our industry; and inadvertent non-compliance with sanctions, anti-corruption, data protection and privacy requirements.

Taxation Risk: changes in tax laws.

Readers should carefully consider these risks alongside those detailed in Item 1A, 'Risk Factors' of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and in subsequent filings available at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax, total return on average cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of consolidated underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2026 primarily related to costs attributable to streamlining our operations and costs attributable to transitions in executive leadership. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2026 primarily related to costs attributable to streamlining our operations and costs attributable to transitions in executive leadership. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Bermuda deferred tax expense in 2025 is due to the amortization of the Bermuda net deferred tax asset related to Bermuda corporate income tax that is effective for fiscal years beginning on or after January 1, 2025. Bermuda deferred tax expense is not related to the underwriting process. Therefore, this expense is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax, Total Return on Average Cash and Investments excluding Foreign Exchange Movements
Pre-tax, total return on average cash and investments excluding foreign exchange movements measures net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax, total return on average cash and investments excluding foreign exchange movements to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com